Exhibit 10.5

FIRST AMENDMENT TO

INTERCREDITOR AGREEMENT

This FIRST AMENDMENT, dated as of November 4, 2009 (the “Amendment”), to the Intercreditor Agreement referred to below is by and among Churchill Financial LLC, a Delaware limited liability company, in its capacity as administrative agent pursuant to the First Lien Loan Agreement acting for and on behalf of the parties thereto as lenders (in such capacity, “First Lien Administrative Agent”), Ableco Finance LLC, a Delaware limited liability company, in its capacity as collateral agent pursuant to the First Lien Loan Agreement acting for and on behalf of the parties thereto as lenders (in such capacity, “First Lien Collateral Agent” and together with the First Lien Administrative Agency, collectively, the “First Lien Agents”), and Clearlake Capital Group, L.P., a Delaware limited partnership, in its capacity as administrative agent pursuant to the Second Lien Loan Agreement acting for and on behalf of the parties thereto as lenders (in such capacity, “Second Lien Agent”).

W I T N E S S E T H

WHEREAS, the First Lien Agents and the Second Lien Agent are parties to that certain Intercreditor Agreement, dated as of January 10, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”); and

WHEREAS, the First Lien Agents and the Second Lien Agent desire that certain provisions of the Intercreditor Agreement be amended in the manner, and on the terms and conditions, provided for herein.

NOW THEREFORE, in consideration of the promises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. Capitalized terms not otherwise defined herein (including in the recitals) shall have the meanings ascribed to such terms in the Intercreditor Agreement.

2. Amendments to Intercreditor Agreement. The Intercreditor Agreement is hereby amended as of the First Amendment Effective Date (as hereinafter defined) as follows:

(a) Section 1.1 of the Intercreditor Agreement is hereby amended by adding the following new definitions in the appropriate alphabetical order:

“‘First Amendment Effective Date’ means November 4, 2009.

‘Fourth Amendment to Second Lien Loan Agreement’ means that certain Forbearance Agreement and Fourth Amendment to the Second Lien Credit Agreement, dated as of November 4, 2009, by and among Purple Communications, Inc. (f/k/a GoAmerica, Inc.), the other Loan Parties thereto, the Second Lien Agent and the lenders party thereto.”

(b) Section 4.2 of the Intercreditor Agreement is hereby amended by deleting such Section 4.2 in its entirety and substituting in lieu thereof the following new Section 4.2:

“4.2 Amendments to Second Lien Documents. Until the First Lien Termination Date has occurred, and notwithstanding anything to the contrary contained in the Second Lien Documents, the Second Lien Creditors shall not, without the prior written consent of the First Lien Agents, agree to any amendment, restatement, modification, supplement, substitution, renewal or replacement of or to any or all of the Second Lien Documents that (a) from and after the First Amendment Effective Date (after giving effect to the amendments set forth in the Fourth Amendment to Second Lien Loan Agreement), would directly or indirectly result in an increase in the interest rates in respect of the Second Lien Obligations (excluding, without limitation, fluctuations in underlying rate indices and imposition of a default rate of 2% per annum, but including, without limitation, any increase in interests rates attributable to fixing a floor, minimum rate or similar changes), (b) shorten the maturity or weighted average life to maturity of the Second Lien Obligations or require that any payment on the Second Lien Obligations or require that any payment on the Second Lien Obligations be made earlier than the date originally scheduled for such payment or that any commitment expire any earlier than the date originally schedule therefore, (c) except as set forth in the Fourth Amendment to Second Lien Credit Agreement, add or modify in a manner adverse to any Obligor or any First Lien Creditor any covenant, agreement or event of default under the Second Lien Loan Documents (provided, that, if the First Lien Documents are amended or otherwise modified to provide for additional covenants or events of default or to make more restrictive or onerous any existing covenants or events of default applicable to the Obligors, then the Second Lien Documents may be similarly amended or modified to provide for such additional covenants or events of default or such more restrictive covenants or events of default, as the case may be, so long as, in each case, any cushion or step-back between the First Lien Documents and the Second Lien Documents is maintained in connection therewith (or otherwise is consistent with the approach currently in effect), and provided that no such amendment to the Second Lien Documents shall have the effect of making any such event of default or covenant more restrictive than those set forth in the First Lien Documents, as so amended or otherwise modified) or (d) increase the amount of the Second Lien Obligations in excess of the Maximum Second Lien Principal Amount.”

3. Representations and Warranties. Each party hereto represents and warrants to the other party hereto as follows:

(a) Such party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to execute and deliver this Amendment and to perform its obligations hereunder and under the Intercreditor Agreement as amended hereby (the “Amended Intercreditor Agreement”).

(b) This Amendment has been duly executed and delivered by such party and this Amendment and the Amended Intercreditor Agreement constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms.

(c) The execution, delivery, and performance by such party of this Amendment and the performance of the Amended Intercreditor Agreement (i) do not require any consent or approval of, registration or tiling with or any other action by any governmental authority and (ii) will not violate any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of such party or any order of any governmental authority or any provision of any indenture, agreement or other instrument binding upon such party.

4. Representations and Warranties of Each Agent. Each of the First Lien Agents and the Second Lien Agent represents and warrants to the other that it has been authorized by the Required Lenders (as defined in the First Lien Loan Agreement) or the Requisite Second Lien Creditors, as applicable, under the First Lien Loan Agreement or the Second Lien Loan Agreement, as applicable, to enter into this Amendment and that each of the agreements, covenants, waivers, and other provisions hereof and in the Amended Intercreditor Agreement is valid, binding, and enforceable against the First Lien Lenders or the Second Lien Lenders, as applicable, as fully as if they were parties hereto.

5. No Other Amendments. Except as expressly provided herein the Intercreditor Agreement shall be unmodified and shall continue to be in full force and effect in accordance with its terms. In addition, except as specifically provided herein, this Amendment shall not be deemed an amendment with respect to any term or condition of any Document.

6. Effectiveness. This Amendment shall become effective as of the date hereof (the “First Amendment Effective Date”) only upon satisfaction of each of the following conditions:

(a) Each of the First Lien Agents and the Second Lien Agent shall have received counterpart signature pages of this Amendment duly executed and delivered by the other Agent and acknowledged and agreed to by the Borrower and the Obligors.

(b) Each of (i) the Second Amendment to the Forbearance Agreement and Fourth Amendment to the Credit Agreement, dated as of the date hereof, by and among the Borrower, the other Loan Parties thereto, the First Lien Agents and the Lenders party thereto and (ii) the Fourth Amendment to Second Lien Loan Agreement, shall be effective pursuant to their respective terms.

7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8. Counterparts. This Amendment may be executed by the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

CHURCHILL FINANCIAL LLC,
as First Lien Administrative Agent

By:	/s/ Chris Cox
Name:	Chris Cox
Its:	Duly Authorized Signatory

ABLECO FINANCE LLC, as First Lien Collateral Agent

By:	/s/ Eric Miller
Name:	Eric Miller
Its:	Duly Authorized Signatory

CLEARLAKE CAPITAL GROUP, L.P., as Second Lien Agent

By:	CCG Operations, LLC
Its:	General Partner

By:	/s/ Jose Feliciano
Name:	Jose Feliciano
Title:	Manager

Each of the undersigned hereby acknowledges that it has received a copy of the foregoing Amendment and consents thereto, agrees to recognize all rights granted thereby and in the Amended Intercreditor Agreement to First Lien Agents, First Lien Lenders, Second Lien Agent and Second Lien Lenders and will not do any act or perform any obligation which is not in accordance with the agreements set forth therein and in the Amended Intercreditor Agreement. Each of the undersigned further acknowledges and agrees that: (i) although it may sign this Amendment it is not a party hereto and does not and will not receive any right, benefit, priority or interest under or because of the existence of the foregoing Amendment, and (ii) it will execute and deliver such additional documents and take such additional action as may be necessary or desirable in the opinion of either of the First Lien Agents or the Second Lien Agent to effectuate the provisions and purposes of the foregoing Amendment.

PURPLE COMMUNICATIONS, INC.

By:	/s/ John R. Ferron
Name:	John R. Ferron
Title:	Chief Financial Officer and Chief Operating Officer

PURPLE LANGUAGE SERVICES CO.

By:	/s/ John R. Ferron
Name:	John R. Ferron
Title:	Chief Financial Officer and Chief Operating Officer

PURPLE RELAY SERVICES CO.

By:	/s/ John R. Ferron
Name:	John R. Ferron
Title:	Chief Financial Officer and Chief Operating Officer

HANDS ON VIDEO RELAY SERVICES, INC.

By:	/s/ John R. Ferron
Name:	John R. Ferron
Title:	Chief Financial Officer and Chief Operating Officer